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                                                                 EXHIBIT (a)(10)

CONTACTS:

Steven D. Whiteman
Chairman, President and CEO
Viasoft, Inc.
602-952-0050


FOR IMMEDIATE RELEASE


      VIASOFT ANNOUNCES POSTPONEMENT OF 1999 ANNUAL MEETING OF STOCKHOLDERS

         PHOENIX, ARIZ. (MAY 25, 2000) - Viasoft, Inc. (Nasdaq NM: VIAS) announced today that Viasoft's Annual Meeting of Stockholders for 1999, which was scheduled for May 31, 2000, is being postponed while the recently-announced joint tender offer by a subsidiary of Allen Systems Group, Inc. and Viasoft is pending. At this time, Viasoft has not made plans to reschedule the meeting.

ABOUT VIASOFT

         Viasoft is a leader in understanding enterprise applications to help companies realize the greatest return on their information technology investments. The Company provides business solutions consisting of specialized professional services and award-winning software, designed to enable customers worldwide to cost-effectively manage and evolve their information technology assets. Headquartered in Phoenix, Ariz., Viasoft provides sales and professional services through regional offices in the United States, Europe, Australia and a network of international distributors. For more information on Viasoft's services and technology, please visit the Company's World Wide Web site at www.viasoft.com.

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         Certain statements in this press release are forward-looking statements, which are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from any expected future results, expressed or implied, by the forward-looking statements. Interested parties should refer to the disclosure set forth in Viasoft's recent public filings for additional information regarding risks affecting Viasoft's financial condition and results of operations. Viasoft does not assume any responsibility to update any of the forward-looking statements contained herein.

         THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF VIASOFT TO ALLEN SYSTEMS GROUP, INC., ASG SUB, INC. OR VIASOFT. VIASOFT AND ALLEN SYSTEMS GROUP, INC. HAVE FILED TENDER OFFER STATEMENTS AND VIASOFT HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT WITH RESPECT TO THE OFFER WITH THE U.S. SECURITIES AND

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EXCHANGE COMMISSION. WE HAVE ALSO MAILED COPIES TO VIASOFT SHAREHOLDERS.

         VIASOFT SHAREHOLDERS SHOULD READ THE TENDER OFFER STATEMENTS AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE DECIDING WHETHER TO TENDER THEIR SHARES. YOU CAN GET THE TENDER OFFER STATEMENTS AND OTHER FILED DOCUMENTS FOR FREE AT THE SEC'S INTERNET SITE (www.sec.gov). YOU CAN ALSO OBTAIN COPIES OF THE THESE DOCUMENTS FOR FREE FROM KRISTINE KENNEDY RIEGER, SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL OF ALLEN SYSTEMS GROUP, INC. BY CALLING 914/435-2302, OR FROM CATHERINE R. HARDWICK, VICE PRESIDENT AND GENERAL COUNSEL OF VIASOFT, BY CALLING 602/952-0050:

                  -        TENDER OFFER STATEMENTS (WITHOUT EXHIBITS)

                  -        OFFER TO PURCHASE

                  -        LETTER OF TRANSMITTAL

                  -        NOTICE OF GUARANTEED DELIVERY